UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2021

Harpoon Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38800	47-3458693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Oyster Point Blvd, Suite 300 South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

(650) 443-7400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HARP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President and Chief Executive Officer and Resignation of Director

On October 25, 2021, Gerald McMahon, Ph.D. notified Harpoon Therapeutics, Inc. (the “Company”) of his decision to resign as President and Chief Executive Officer of the Company and as a member of the Company’s Board of Directors (the “Board”), in each case effective October 26, 2021 (the “Resignation Date”). Dr. McMahon’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s financial operations, policies or practices. In connection with his resignation, Dr. McMahon and the Company entered into a Transition and Retirement Agreement pursuant to which Dr. McMahon will receive severance pay, in the form of salary continuation, equal to twelve months of base salary, plus a prorated portion of his target bonus for 2021. He will also be eligible for eighteen months of COBRA reimbursement.

Notwithstanding his resignation, pursuant to the Transition and Retirement Agreement, Dr. McMahon will continue to serve as a consultant to the Company for twelve months following the Resignation Date in order to provide transition support.

The foregoing description of the Transition and Retirement Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition and Retirement Agreement, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2021.

Appointment of President and Chief Executive Officer

On October 25, 2021, the Board appointed Julie Eastland as the Company’s President and Chief Executive Officer, effective November 8, 2021. In this role, she will act as a principal executive officer of the Company. Prior to her appointment as President and Chief Executive Officer, Ms. Eastland resigned from both the Audit Committee of the Board and the Nominating and Corporate Governance Committee of the Board. Ms. Eastland remains a member of the Board.

Ms. Eastland, age 57, has served as a member of the Board since October 2018. Ms. Eastland has served as the Chief Operating Officer and Chief Financial Officer of ReCode Therapeutics since October 2020 and will serve in this role until November 2021. Prior to ReCode Therapeutics, Ms. Eastland served as the Chief Financial and Business Officer of Rainier Therapeutics, Inc., a biotechnology company, from 2018 to 2020. Prior to Rainier Therapeutics, Ms. Eastland served as Chief Business Officer and Chief Financial Officer for Cascadian Therapeutics, Inc., a biotechnology company, from September 2010 through its acquisition by Seattle Genetics, Inc. (now known as SeaGen Inc.) in March 2018. Prior to Cascadian, Ms. Eastland served as the Chief Financial Officer and Vice President of Finance and Administration for VLST Corporation, a biotechnology company, from January 2006 to September 2010. Prior to VLST Corporation, Ms. Eastland was the Vice President of Strategic Planning at Dendreon Corporation, a biotechnology company, from October 2000 to October 2005. Prior to Dendreon, Ms. Eastland was the Controller at Amgen, a biopharmaceutical company, from March 1996 to April 1998. Ms. Eastland also serves on the boards of Graybug Vision, (Nasdaq: GRAY) and Dynavax Technologies (Nasdaq: DVAX). Ms. Eastland holds a B.S. in Finance from Colorado State University and an M.B.A. from Heriot-Watt University of the Edinburgh University in Scotland.

In connection with her appointment as President and Chief Executive Officer, Ms. Eastland and the Company entered into an offer letter agreement (the “Employment Agreement”) that provides for an initial annual base salary of $565,000 and a target annual bonus equal to 55% of her annual base salary. Ms. Eastland will also receive a signing bonus of $205,000.

The Employment Agreement also provides for the grant of a stock option to purchase 350,000 shares of the common stock of the Company (the “Time-Based Option”) pursuant to the Company’s 2019 Equity Incentive Plan (the “2019 Plan”). The Time-Based Option will have a per share exercise price equal to the closing price of the Company’s common stock on the date of grant. Subject to potential acceleration upon certain terminations of employment or otherwise continued service through the applicable scheduled vesting date, the Time-Based Option will be subject to vesting over four years. Pursuant to the Employment Agreement, Ms. Eastland is also entitled to receive a performance-based restricted stock unit award covering 250,000 shares of the common stock of the Company under the 2019 Plan (the “PSU Award”), which PSU Award will be subject to performance vesting criteria to be mutually agreed upon by Ms. Eastland and the Compensation Committee.

Pursuant to the Employment Agreement, if Ms. Eastland’s employment is terminated by the Company without cause or if she resigns for good reason, and provided that any such termination occurs during the period beginning 60 days prior to and ending on the date 12 months following a change of control (the “Change of Control Period”), Ms. Eastland will be entitled to the following severance payments and benefits: (i) a cash payment in an amount equal to eighteen months of her then current annual base salary; (ii) a cash payment in an amount equal to her target cash bonus for such year; (iii) Company-paid COBRA premiums for up to 18 months; (iv) 100% vesting of any outstanding and unvested time-based equity awards; and (v) accelerated vesting for any performance-based awards at target performance levels. If Ms. Eastland’s employment is terminated by the Company without cause or if she resigns for good reason and provided that any such termination occurs other than during the Change of Control Period, Ms. Eastland will be entitled to the following severance payments and benefits: (i) a cash payment in an amount equal to twelve months of her then current annual base salary; (ii) a cash payment in an amount equal to her target cash bonus for such year; and (iii) Company-paid COBRA premiums for up to 12 months.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARPOON THERAPEUTICS, INC.

By:	/s/ Georgia L. Erbez
Georgia L. Erbez
Chief Financial Officer

Dated: October 26, 2021